UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Huntsman Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HUNTSMAN CORPORATION

PROXY STATEMENT SUPPLEMENT

for the

ANNUAL MEETING OF STOCKHOLDERS

To Be Held on November 4, 2009

This Proxy Statement Supplement supplements the Proxy Statement, dated September 25, 2009, previously made available to our stockholders in connection with the solicitation by our Board of Directors of proxies to be voted at the 2009 Annual Meeting of Stockholders to be held at The Woodlands Waterway Marriott Hotel and Convention Center, 1601 Lake Robbins Drive, The Woodlands, Texas, at 8:30 a.m., local time, on Wednesday, November 4, 2009, and any adjournments or postponements thereof.  When used in the Proxy Statement Supplement, the term the “Company” refers to Huntsman Corporation.

Explanatory Note

The purpose of this Proxy Statement Supplement is to provide information about a change in the Company’s policy with respect to payment of tax gross-ups in connection with personal use of Company aircraft. This Proxy Statement Supplement does not modify, amend or supplement the proposals to be acted upon at the Annual Meeting of Stockholders, which are described in the Proxy Statement.

This Proxy Statement Supplement, the Notice of Annual Meeting of Stockholders, the Proxy Statement for the 2009 Annual Meeting of Stockholders and the Annual Report to Stockholders for the fiscal year ended December 31, 2008 of Huntsman Corporation are available at http://bnymellon.mobular.net/bnymellon/hun.

This Proxy Statement Supplement is being made available to our stockholders on or about October 15, 2009.

Aircraft Use Policy

In May 2009, the Compensation Committee of the Board of Directors of the Company determined that the Company will no longer pay tax gross-ups on personal use of Company aircraft.